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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

April 6, 2001

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of The Middleby Corporation (the "Company") will be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m., local time, on Thursday, May 17, 2001, for the following purposes:

1.
To elect ten directors to hold office until the 2002 Annual Meeting.

2.
To consider a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 29, 2001.

3.
To consider a proposal to ratify a Management Incentive Plan.

4.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please vote, sign and date the enclosed proxy and return it in the envelope provided.

                      By Order of the Board of Directors
                      DAVID B. BAKER
                       Secretary

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

2001 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2001
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois, at 10:30 a.m. local time, on Thursday, May 17, 2001, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended December 30, 2000 are being mailed to stockholders on or about April 13, 2001.

Stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 8,980,172 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR the ratification of the selection of Arthur Andersen LLP as Independent Auditors for the fiscal year ending December 29, 2001, and FOR the ratification of a Management Incentive Plan. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 30, 2001.

HOLDINGS OF STOCKHOLDERS, DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth, as of March 30, 2001, the name, address and holdings of each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and executive officers of the Company and by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Executive Officers:
William F. Whitman, Jr. The Middleby Corporation 1400 Toastmaster Drive Elgin, IL 60120	1,943,571 shares	(1)	21.6%
Robert R. Henry Robert Henry & Co., Inc. P.O. Box 115 Far Hills, NJ 07931	832,500 shares	(2)(3)(10)	9.3%
Laura B. Whitman	456,625 shares	(3)(4)(10)	5.1%
David P. Riley	331,545 shares	(5)	3.7%
A. Don Lummus	151,300 shares	(6)(10)	1.7%
Selim A. Bassoul	204,605 shares	(7)(12)	2.3%
Sabin C. Streeter	29,000 shares	(10)	(8)
John R. Miller III	29,000 shares	(10)	(8)
Philip G. Putnam	21,000 shares	(3)(10)	(8)
Joseph G. Tompkins	25,000 shares	(3)(10)(12)	(8)
Robert L. Yohe	48,000 shares	(3)(10)	(8)
David B. Baker	20,432 shares	(9)	(8)
All directors and executive officers of the Company	4,092,578 shares	(2)(3)(4)(5)(6)(7)(8)(9)	45.6%
Other 5% + Owners:
W. Fifield Whitman III The Middleby Corporation 1400 Toastmaster Drive Elgin, IL 60120	541,575 shares	(4)	6.0%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	789,144 shares	(11)	8.8%

NOTES:

1.
Does not include 718,500 shares owned by the trusts described in Note (2) below, as to which Mr. Whitman disclaims beneficial ownership. Includes 255,300 shares owned by Mr. Whitman's spouse. Also included are 40,000 shares of Common Stock deemed issued upon exercise of stock options granted in February 1998.

2.
Includes 718,500 shares of Common Stock held by Mr. Henry as trustee under trusts as follows: (a) 437,250 shares for the benefit of Mr. Whitman's two adult children, W. Fifield Whitman III and Laura B. Whitman (218,625 shares owned by a trust for the benefit of Laura B. Whitman and 218,625 shares owned by a trust for the benefit of W. Fifield Whitman III—See Note (4) below) and (b) 281,250 shares for the benefit of Mr. Whitman's spouse. Mr. Henry disclaims beneficial ownership of these shares.

3.
Includes 15,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

4.
Does not include 218,625 shares owned by Mr. Henry as trustee for the benefit of Laura B. Whitman or 218,625 shares owned by Mr. Henry as trustee for the benefit of W. Fifield Whitman III described in Note (2) above.

5.
Includes 48,650 shares of Common Stock owned by trusts for the benefit of Mr. Riley's two adult children, for which Mr. Riley and his wife serve as trustees. Mr. Riley disclaims beneficial ownership of these shares. Also includes 173,670 shares of Common Stock held by Mr. Riley's spouse in trust and 40,000 shares of Common Stock deemed issued upon exercise of stock options granted in February 1998.

6.
Includes 1,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in May 1992.

7.
Includes 15,825 vested shares of Common Stock deemed issued upon exercise of stock options.

8.
Represents less than 1% of all common shares outstanding.

9.
Mr. Baker, age 43, is the Vice President, Chief Financial Officer and Secretary of the Company. His holdings include 3,625 vested shares of Common Stock deemed issued upon exercise of stock options.

10.
Includes 3,000 shares of Common Stock deemed issued upon exercise of stock options granted in May 2000.

11.
Information taken from Schedule 13G which states that the information is as of December 31, 2000 and shows sole voting power as to 789,144 shares and sole power of disposition as to 789,144 shares. The Schedule 13G states that all securities reported on the schedule are owned by advisory clients of Dimensional Fund Advisors, Inc., and Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.

12.
Mr. Tompkins has elected to step down from the Board of Directors effective May 17, 2001. Mr. Bassoul will stand to be elected at the May 17, 2001 annual shareholder meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act. Upon a review of these reports, one SEC Form 4 report was untimely filed for Selim A. Bassoul to report a transaction related to a special executive compensation program.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Ten directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2002 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and other Public Directorships	Director of Company or Predecessor Since

Selim A. Bassoul	44	President and Chief Executive Officer of the Company and its principal subsidiary, Middleby Marshall, Inc.	Not Currently A Director
Robert R. Henry	60	President of Robert R. Henry Co., Inc., a venture capital firm, since 1989. Managing Director of Morgan Stanley & Co., Inc. from 1977 to 1989. Advisory Director of Morgan Stanley and a director of Somanetics Corporation, a medical monitor manufacturer.	1996
A. Don Lummus	65	President and Chief Executive Officer of Davenport Industries LLC, manufacturer of machine tool equipment and parts, since January 2000. From 1995 to 2000, Chairman and Chief Executive Officer of Crudgington Machine Tools, a CNC machine tool manufacturer. From 1990 to 1994, Vice Chairman of Sasib Bakery North America, Inc. (formerly Stewart Systems, Inc.), manufacturer of automated bakery equipment. Prior thereto, Chairman, President and Chief Executive Officer of Stewart Systems, Inc.	1984
John R. Miller III	60	President of E.O.P, Inc., publisher of special market trade magazines. Director of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Philip G. Putnam	60	Managing Director, Flagstone Capital, LLC, investment bankers, since 2000. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000. From 1983 to 1996, Executive Vice President of American Asset Management Company, investment advisers.	1978
David P. Riley (1)	54	Retired President and Chief Executive Officer of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM"). Director of Zebra Technologies Corporation, an industrial equipment manufacturer.	1983

Sabin C. Streeter	59	Adjunct Professor and Executive-in-Residence at Columbia Business School. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, 1976 to 1990 and 1993 to 1997. Director of Oakwood Homes Corporation.	1987
William F. Whitman, Jr.	61	Chairman of the Board of the Company and MM.	1978
Laura B. Whitman (2)	33	Vice President, Client Advisory, of Christie's, Inc., New York, since 1997. Specialist in Chinese Paintings, Christie's, New York, 1995 to 1997.	1996
Robert L. Yohe	64	Independent Director and Corporate Advisor. Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Airgas, Inc., Calgon Carbon Corporation, LaRoche Industries, Inc. and Marsulex Inc.	1996

(1)
Mr. Riley retired as President and Chief Executive Officer of the Company effective 12/31/00, but remains on the Company's Board of Directors.

(2)
Ms. Whitman is the daughter of the Chairman of the Company

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Committees; Board Meetings

The Company has an Audit Committee composed of Messrs. Putnam (Chairman), Streeter and Lummus. During the fiscal year ended December 30, 2000, the Audit Committee met three times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit; (iii) discussing any matters of concern to the Committee and/or the Board of Directors with regard to the Company's financial statements or other results of the audit; and (iv) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent auditors. The members of the audit committee are independent as defined in current listing standards of the National Association of Securities Dealers.

The Company has a Compensation Committee composed of Messrs. Yohe (Chairman), Henry, Lummus and Miller. The Compensation Committee met once during the fiscal year ended December 30, 2000. The function of the Compensation Committee is to review and approve recommendations concerning the compensation of the Chairman of the Board and the President and Chief Executive Officer of the Company. The Company does not have a Nominating Committee.

The Board of Directors of the Company held six meetings during the fiscal year ended December 30, 2000, and each director attended at least 75% of all Board and applicable Committee meetings.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending December 30, 2000 (the "2000 fiscal year"), January 1, 2000 (the "1999 fiscal year"), and January 2, 1999 (the "1998 fiscal year"), received by those persons who were, during the 2000 fiscal year, (i) the chief executive officer and (ii) the most highly compensated executive officers of the Company whose total annual salary and bonus in the 2000 fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/ SARs(#)(2)	All Other Compensation ($)(3)

David P. Riley(4) President and Chief Executive Officer	2000 1999 1998	$333,355 $333,355 $325,555	$684,690 $281,435 $0	$42,000 $42,000 $42,000	— — 100,000	$8,094 $8,617 $8,211
William F. Whitman, Jr. Chairman of the Board	2000 1999 1998	$359,815 $359,815 $359,815	$684,690 $281,435 $0	$67,000 $67,000 $88,000	— — 100,000	$12,423 $11,306 $11,314
Selim A. Bassoul (4) Chief Operating Officer	2000 1999 1998	$270,020 $270,020 $221,605	$920,000 $571,725 $211,200	$153,397 — —	— 25,000 —	$176,514 $6,456 $4,740
David B. Baker Vice President, Chief Financial Officer and Secretary	2000 1999 1998	$116,316 $97,808 $91,461	$240,000 $145,500 $0	— — —	10,000 2,500 —	$6,447 $3,570 $3,412

NOTES:

1.
Amounts in 2000, 1999 and 1998 for Mr. Riley and Mr. Whitman represent director's fees for services to the Company and its subsidiaries. Mr. Bassoul's amount represents the forgiveness of a debt plus interest upon reaching certain operating performance goals.

2.
Amounts represent options to purchase shares of the Company's Common Stock awarded under the Company's 1998 Stock Incentive Plan.

3.
All Other Compensation consists of (a) the Company's Profit Sharing Contributions; (b) insurance premiums paid by the Company on a group term life insurance policy; and (c) relocation benefits paid. Individual amounts are as follows (amounts shown are for each of 2000, 1999 and 1998 respectively):

(a)
Mr. Riley, Mr. Whitman, and Mr. Bassoul received Profit Sharing Contributions of $6,245, $5,784, and $4,489. Mr. Baker received Profit Sharing Contributions of $6,245, $3,333, and $3,241.

(b)
Life insurance premiums paid by the Company for Mr. Riley were $1,849, $2,833,and $3,722; for Mr. Whitman $6,178, $5,522, and $6,825, for Mr. Bassoul $216, $672, and $251, for Mr. Baker $202, $237, and $171.

(c)
Relocation expenses paid to Mr. Bassoul totaled $170,053 for the year 2000.

4.
Mr. Riley retired as President and Chief Executive Officer of the company on December 31, 2000. Mr. Bassoul was elected President and Chief Executive Officer by the Board of Directors of the Company effective January 1, 2001.

Employment Agreements

DAVID P. RILEY. The Company and MM entered into an employment agreement with Mr. Riley dated as of January 1, 1988, as restated and amended January 1, 1995 and as amended as of January 1, 1998 (as so amended, the "1998 agreement"). The 1998 agreement provides for Mr. Riley to serve as President of the Company and President and Chief Executive Officer of MM (or in such other executive capacities as the Board of Directors of the Company and MM may designate) for a term ending December 31, 2003, and for a specified minimum amount of annual compensation. The 1998 agreement further provides that Mr. Riley shall be entitled to one-half of the amounts credited to the Company's executive bonus pool (i.e., 6% of the operating profits of MM, calculated prior to tax, interest, corporate office, and other allocation charges). The 1998 agreement contains provisions for termination in the event of death or disability, or for cause, and for the payment of base salary (subject to adjustment) for certain periods following termination of employment in certain events. The 1998 agreement provides that after Mr. Riley's termination for any reason, the Company will pay Mr. Riley or his designee retirement benefits in equal monthly installments commencing on the first day of the month following the later to occur of (i) the date of such termination of employment, or (ii) Mr. Riley's 55th birthday (whether or not he is then living). The Company has established, and transferred assets to, a grantor trust for satisfying the retirement benefit obligation under this employment agreement. Each monthly installment of retirement benefits shall be in an amount (subject to consumer price index ("CPI") adjustments) equal to one- twelfth (1/12) of certain percentages (ranging from 10% to 50%) of Mr. Riley's total compensation in effect during the last year of his employment with the Company, depending on the date of termination of employment. Retirement benefits will be paid to Mr. Riley for his life, or if he dies before age 75, such benefits, reduced by 50%, will be paid to his spouse until Mr. Riley would have attained age 75.

In addition, MM and the Company may terminate the 1998 agreement without cause upon two years notice; further, Mr. Riley may terminate the 1998 agreement and continue to receive his base salary (subject to adjustment) for two years (but not beyond December 31, 2003) if the Company and MM relocate their executive offices outside of the Chicago metropolitan area. If Mr. Riley voluntarily terminates his employment for certain reasons, or if the Company terminates the agreement for cause, then Mr. Riley may not compete with the Company or MM for a period of two years following termination of his employment. Moreover, the 1998 agreement extends to Mr. Riley rights similar to those extended to Mr. Whitman in the event of a change in control of the Company.

Under the 1998 agreement if Mr. Riley remains an employee of the Company until the first to occur of (i) his 55th birthday, or (ii) his death, the Company will maintain for the continued benefit of Mr. Riley and his spouse after termination of his employment all health and medical plans and programs which the Company maintains for its senior executives and their families.

Mr. Riley retired as an employee of the Company and MM at December 30, 2000. In anticipation of Mr. Riley's retirement, the Company, MM and Mr. Riley entered into a further amendment, dated as of December 4, 2000, of the 1998 agreement (the "2000 Amendment"). Under the terms of the 2000 Amendment, Mr. Riley became entitled to a supplemental bonus payable in 2000, and Mr. Riley's retirement benefits under the 1998 agreement were rescheduled to commence in January 2001. Under the terms of the 2000 Amendment, Mr. Riley will provide consulting services to the Company and MM, and the Company will reimburse certain expenses of Mr. Riley in 2001.

WILLIAM F. WHITMAN, JR. The Company and MM entered into an employment agreement with Mr. Whitman dated as of March 10, 1978, as amended and restated January 1, 1995 and as amended as of January 1, 1998 and as of January 1, 2001. The employment agreement, as amended, provides, among other things, for Mr. Whitman to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of MM for a term ending December 31, 2005 and for a specified minimum amount of annual compensation. The agreement provides that Mr. Whitman is to be entitled to a distribution equal to one-half of the amounts credited to the Company's executive bonus pool, along with similar distributions of any other bonus or similar program established by the Company or MM. In addition, the employment agreement provides that Mr. Whitman shall be entitled to certain retirement benefits in the event of Mr. Whitman's termination of employment for any reason, including death or disability, such payments to commence on the first day of the month following the date of such termination of employment. The Company has established, and transferred assets to, a grantor trust for satisfying the retirement benefit obligation under this employment agreement. Each monthly installment of retirement benefits shall be in an amount (subject to CPI adjustments) equal to one- twelfth (1/12) of 75% of Mr. Whitman's total compensation in effect during the last year of his employment with the Company. Any such retirement benefits will be reduced, commencing March 1, 2005, by the amount per month which Mr. Whitman is entitled to receive under the Salaried Retirement Plan of the Company which was terminated in 1982. Retirement benefits will be paid to Mr. Whitman for his life, or if he dies before age 75, such benefits will be paid to his spouse until he would have attained age 75.

The employment agreement gives both parties the right to terminate in the event of a breach (willful breach, if the Company is terminating) of the obligations of the other party under the agreement, with certain payments to Mr. Whitman in certain events. The agreement may also be terminated by the Company at any time without cause upon 90 days notice, such termination to be effective in two years, but in such event Mr. Whitman would be entitled to salary and bonus for such two-year period. After termination for any reason except breach by the Company or MM, the Company and MM may elect to pay Mr. Whitman his base salary for an additional year, in which event Mr. Whitman may not compete with the Company or MM for such period of time. Moreover, the agreement extends to Mr. Whitman the right to terminate his employment at any time during a two-year period following a change in control of the Company, and upon such termination Mr. Whitman is entitled to receive as severance pay an amount equal to two years of his base salary, all accrued but unpaid salary, all benefits under the executive bonus pool and all retirement benefits under the agreement.

In addition, the Company maintains for the continued benefit of Mr. Whitman and his spouse all health and medical plans and programs which the Company maintains for its senior executives and their families. Mr. Whitman and his spouse are entitled to such health and medical benefits for life.

SELIM A. BASSOUL. During fiscal year 2000 Mr. Bassoul participated in a special executive compensation plan under which the Company loaned Mr. Bassoul the sum of $434,250 to pay for the purchase of 100,000 shares of the Company's Common Stock. The loan bears interest at the rate of 6.08% per annum. The Company agreed to forgive the indebtedness in increments over a three-year period if the Company reaches stated levels of earnings before taxes per share. The Company achieved the stated level for the year 2000, and accordingly, one-third of the principal balance plus interest was forgiven. If Mr. Bassoul voluntarily leaves the Company the unforgiven portion of the loan becomes due. In June 2000 the Company and Mr. Bassoul entered into a two-year employment agreement which provides that in the event of Mr. Bassoul's involuntary termination of employment with the Company other than for cause, or in the event Mr. Bassoul voluntarily leaves the Company within six months after a change of control, Mr. Bassoul is entitled to severance pay equal to one year's base salary plus one year's continued health and medical benefits.

DAVID B. BAKER. In June 2000 the Company and Mr. Baker entered into a two-year employment agreement on the same terms and conditions as those of Mr. Bassoul's two-year employment agreement described above.

Profit Sharing Plan

The Company maintains a tax-qualified Profit Sharing and Savings Plan for those of its employees and the employees of affiliated employers who are not union employees, non-resident aliens or leased employees. Each eligible employee becomes a participant upon employment. This Plan provides for an annual discretionary contribution by the Company and affiliated companies. The contribution is allocated to individual accounts of participants in proportion to their compensation and is integrated with the applicable Social Security taxable wage base. A participant's profit sharing account begins vesting after 2 years of service with the Company and affiliated employers and is fully vested after 5 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation reduction elections. The portion of a participant's account that is attributable to compensation reduction contributions is always 100% vested. The Plan also permits the Company and affiliated employers to make discretionary matching contributions under the Savings Plan that are allocated to participants as a uniform percentage of their compensation reduction contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's profit sharing account. During the fiscal year ended December 30, 2000, the Company made Profit Sharing contributions of $300,000 and no matching contributions. Aggregate contributions for the benefit of executive officers in such fiscal year totaled an estimated $24,980.

Stock Option Grants

The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended December 30, 2000 to the named executive officers of the Company receiving such grants under the Company's 1998 Stock Incentive Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent Of Total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted (#)
			Exercise or Base Price Per Share ($/Sh)
				Expiration Date
Name					5% ($)	10% ($)
David B. Baker	10,000(1)	56%	$7.0625(2)	02/17/05	$19,515	$43,125

NOTES:

(1)
This option is exercisable each year in 25% increments beginning February 17, 2001 and ending February 17, 2004.

(2)
The exercise price was based upon the closing price of the Company shares on February 17, 2000.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 30, 2000 by each of the named executive officers and the fiscal year-end value of unexercised options under the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan. Options awarded under these plans become exercisable in accordance with the terms of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($) Exercisable/ Unexercisable
David P. Riley	0	n/a	40,000/60,000	$0/$0
William F. Whitman, Jr.	0	n/a	40,000/60,000	$0/$0
Selim A. Bassoul	0	n/a	15,825/17,925	$15,300/$25,013
David B. Baker	0	n/a	3,625/9,375	$1,313/$2,813

Stock Price Performance Graph

The graph below compares five-year cumulative total return for a stockholder investing $100 in the Company on December 31, 1995 with the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks over the same period, assuming reinvestment of dividends. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

	1995	1996	1997	1998	1999	2000
The Middleby Corporation	100	67.20	82.32	38.20	59.28	63.25
The Nasdaq Stock Market Index	100	123.00	150.68	212.45	394.73	237.63
Nasdaq Non-Financial Stocks Index	100	121.50	142.28	208.86	408.95	240.46

Report of the Audit Committee and Board of Directors

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter (attached hereto as Appendix A).

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 30, 2000.

The Audit committee discussed with the independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 30, 2000 be included in the Company's annual report on Form 10-K for the fiscal year ended December 30, 2000.

The Middleby Corporation Audit Committee Philip G. Putnam, Chairman, Sabin C.Streeter, A. Don Lummus

Audit Firm Fee Summary

During the fiscal year ended December 30, 2000. The Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees	$213,000
Financial Information Systems Design & Implementation Fees	None
All Other Fees	$153,000

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

Report of the Compensation Committee and Board of Directors

This Report of the Compensation Committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee reviews and approves recommendations concerning the compensation of the Chairman and the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company, other than the Chairman and the President and Chief Executive Officer. The basic strategy of the Compensation Committee is to have a significant portion of executive compensation at risk, where payment of bonuses is tied to performance and creating shareholder value.

William F. Whitman, Jr., Chairman of the Board, and David P. Riley, retired President and Chief Executive Officer, are employed by the Company pursuant to individual employment agreements. These employment agreements are summarized elsewhere in this Proxy Statement. Mr. Whitman's employment agreement establishes the components of his compensation arrangement as a minimum base salary plus a bonus based upon Company performance as measured by a percentage of defined operating profits. Mr. Riley's employment agreement also provided for a minimum base salary plus a bonus identical to that of Mr. Whitman (i.e., based on Company performance as measured by the same percentage of defined operating profits). The levels of base salary for Messrs. Whitman and Riley for the 2000 fiscal year were determined on the basis of the value contributed by these individuals to the longstanding operations of the Company and MM, and the level of base salary for Mr. Whitman for the next fiscal year will be determined accordingly. The bonus formula for the Chairman and the President and Chief Executive Officer was originally established in 1978 and amended in 1992, and is directly related to the operating profits of the Company. The Compensation Committee believes that such formula emphasizes paying for performance, the achievement of operating profits, where bonuses are tied to generating shareholder value. In December the Compensation Committee approved a supplemental bonus to Messrs. Whitman and Riley totaling $200,000 each as recognition of certain financial and operational improvements achieved by the Company in fiscal 2000.

The compensation of other executive officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization. Such individuals receive a salary and also participate in an annual Management Incentive Compensation Plan. The Plan provides for payment of bonuses determined as a percentage of such participant's base salary depending on the achievement of certain levels of operating profits, earnings before tax and/or return on investment percentage. Target levels are set annually to be in line with the Company's annual budget, and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval.

The Board of Directors believes that awards under the Company's incentive plans link the financial interests of management with those of the stockholders. Grants during any fiscal year, including the fiscal year ended December 30, 2000, are based on an individual's long-term contribution to the operations of the Company and MM.

The Compensation Committee: Robert L. Yohe, Chairman, Robert R. Henry, A. Don Lummus and John R. Miller III
Other Directors: William F. Whitman, Jr., David P. Riley, Philip G. Putnam, Sabin C. Streeter, Joseph G. Tompkins and Laura B. Whitman

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Robert R. Henry, A. Don Lummus, John R. Miller III and Robert L. Yohe, all of whom are independent directors of the Company and are not officers of the Company. William F. Whitman, Jr., the Chairman of the Board, and David P. Riley, the retired President and Chief Executive Officer of the Company, participated with the full board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Riley however, were subject to the review and approval of the Compensation Committee.

Directors' Compensation

Each director of the Company receives an annual fee of $12,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends. Each director who serves as a committee chair receives an additional annual fee of $2,000.

Directors' Retirement Plan

The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon retirement from the Board of Directors at age 70, equal to 100% of the director's last annual retainer, payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP has audited the books and records of the Company since its inception and the Board of Directors desires to continue the services of this firm for the current fiscal year ending December 29, 2001. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Arthur Andersen LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

PROPOSAL NO. 3 — RATIFICATION OF MANAGEMENT INCENTIVE PLAN

The Compensation Committee has approved The Middleby Corporation Management Incentive Plan (the "Plan"), which is intended to be a performance-based compensation program, the compensation payable under which is not subject to the $1,000,000 limitation on deductible compensation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Executive officers of the Company and other key employees selected by the Compensation Committee who have been employed by the Company for at least six months are eligible to receive incentive compensation under the Plan, provided that they are employed by the Company on the last day of the fiscal year. Payments under the Plan for any fiscal year are based on attainment of pre-established performance goals approved by the Compensation Committee relating to the Company's adjusted earnings before income taxes (EBT) for such fiscal year. The maximum amount that can be paid for any fiscal year to any covered employee under the Plan is $1,822,000. Payments under the Plan are made in cash after completion of the year end audit, generally on or about the March 1 following the fiscal year end.

The affirmative vote of a majority of outstanding shares cast by shareholders of Common Stock at the Meeting at which a quorum is present is necessary to approve this proposal. If the proposal is not approved, the Plan will not be implemented.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE PLAN.

MISCELLANEOUS

The Company's 2000 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 7, 2001.

Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by February 26, 2002.

By order of the Board of Directors.
DAVID B. BAKER Secretary
Dated: April 6, 2001

APPENDIX A

THE MIDDLEBY CORPORATION

AUDIT COMMITTEE CHARTER

1.
The Audit Committee shall be composed entirely of independent directors.

2.
The Purposes of the Audit Committee are:

(a)
to oversee accounting and financial reporting policies and practices, internal controls and, as appropriate, the internal controls of certain service providers;

(b)
to oversee the quality and objectivity of financial statements and the independent audit thereof; and

(c)
to act as a liaison between the independent auditors and the full Board of Directors.

The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control and the auditors' responsibility to plan and carry out a proper audit.

3.
As the auditors are ultimately accountable to the Audit Committee and the Board of Directors, the Audit Committee has the following powers:

(a)
to recommend the selection, retention, or termination of auditors;

(b)
to ensure that the auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company;

(c)
to evaluate the independence of the auditors, and receive the auditors' specific representation as to their independence and make recommendations to the Board of Directors based on such evaluations;

(d)
to meet with the independent auditors, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits, (ii) to discuss any matters of concern relating to the financial statements, including any adjustments to such statements recommended by the auditors, or other results of such audit(s); (iii) to consider the auditors' comments with respect to the financial policies, procedures and internal accounting controls of the Company and management's responses thereto; and (iv) to review the form of opinion the auditors propose to render to the Board of Directors and shareholders;

(e)
to review with financial management and the independent auditors the 10-Q and 10-K prior to their filing or prior to the release of earnings;

(f)
to consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the auditors;

(g)
to review the fees charged by the auditors for audit and non-audit services;

(h)
to investigate improprieties or suspected improprieties in Company operations; and

(i)
to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

4.
The Audit Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require.

5.
The Audit Committee shall regularly meet with the Board of Directors and with internal auditors, if any.

6.
The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

7.
The Audit Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

THE MIDDLEBY CORPORATION
1400 Toastmaster Drive, Elgin, IL 60120
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William F. Whitman, Jr., and David B. Baker, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2001 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the "Company") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Thursday, May 17, 2001, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.	ELECTION OF DIRECTORS
	/ / FOR all nominees listed below (unless name of nominee is crossed out)	/ / WITHHOLD AUTHORITY
Selim A. Bassoul Robert R. Henry A. Don Lummus John R. Miller III Philip G. Putnam David P. Riley Sabin C. Streeter William F. Whitman, Jr. Laura B. Whitman Robert L. Yohe
2.	PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
/ / FOR / / AGAINST / / ABSTAIN
3.	PROPOSAL TO RATIFY A MANAGEMENT INCENTIVE PLAN
/ / FOR / / AGAINST / / ABSTAIN
4.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to April 6, 2001)
/ / FOR / / AGAINST / / ABSTAIN

   Management recommends your vote FOR all proposals.

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, FOR THE RATIFICATION OF A MANAGEMENT INCENTIVE PLAN, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 4.

   Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 6, 2001, as well as a copy of the 2000 Annual Report to Stockholders.

Date:	, 2001.

(Signature(s) of stockholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as your certificate(s) is (are) registered.

Please complete, date, sign and return this proxy in the envelope provided.

QuickLinks

2001 ANNUAL MEETING OF STOCKHOLDERS May 17, 2001 PROXY STATEMENT GENERAL
HOLDINGS OF STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3 — RATIFICATION OF MANAGEMENT INCENTIVE PLAN
MISCELLANEOUS